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                                                                     EXHIBIT 4.7

                                    FORM OF
                                MASTERING, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT



     THIS AGREEMENT, made to be effective on ____________, between Mastering, Inc., a Delaware corporation (the "Corporation"), and the undersigned "Participant," an employee or independent contractor of the Corporation:

                                  WITNESSETH:

     WHEREAS, the Corporation has adopted the 1995 Employee Stock Option Plan of Mastering, Inc. (the "Plan"), a copy of which is attached hereto as Exhibit A and is hereby incorporated by reference with the same effect as if fully recited herein;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. The Corporation hereby grants to Participant the Option (this term, as well as all other capitalized terms used but not otherwise defined herein shall have the meaning assigned in the Plan) to purchase all or any part of the number of shares of Common Stock of the Corporation set forth on the signature page hereto, on the terms and conditions set forth in the Plan and herein, such number being subject to adjustment in accordance with the Plan (the "Option Shares"). This Option shall be a non-qualified stock option within the meaning of the Internal Revenue Code of 1986, as amended, or any successor thereto.

     2. Purchase Price. The purchase price of the Option Shares shall be set forth on the signature page herein.

     3. Term of Option. The term of the Option (the "Option Term") shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in the Plan. In no event shall the Option be exercised after the Option Term.

     4. Exercise of Option. Within the foregoing limitation provided herein and in the Plan, the Option shall vest and become exercisable as provided in this Section 4. Participant shall exercise his or her right to purchase Option Shares by delivering written notice to the Corporation in accordance with
Section 5 hereof, together with this Agreement and payment for such shares in accordance with Section 11 of the Plan.

          (a) Vesting of Option. The Option shall vest and become exercisable in accordance with the following schedule: 25% of the Option Shares shall vest on the first anniversary
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of the Issue Date; 25% of the Option Shares shall vest on the second anniversary of the Issue Date; 25% of the Option Shares shall vest on the third anniversary of the Issue Date; and the remaining 25% of the Option Shares shall vest on the fourth Anniversary of the Issue Date.

          (b) Required Registrations and Consents. If at any time the Committee shall determine, in its sole discretion, that (i) the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal law or (ii) the consent or approval of any governmental regulatory body, or (iii) obtaining an investment intent representation or other undertaking from Participant is necessary or desirable as a condition of, or in connection with, the exercise of the Option hereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval, representation or undertaking shall have been effected or obtained free of any conditions not acceptable by the Committee.

     5.   Method of Exercising Option.

          (a) Subject to the terms and conditions of this Agreement and the Plan, the Option must be exercised by delivering notice to the Corporation, which notice must be in writing and personally delivered or sent by registered or certified mail, return receipt requested, to the Secretary of the Corporation at Mastering, Inc., 9201 E. Mountain View Road, Suite 200, Scottsdale, AZ
85258 (or to the address of the principal office of the Corporation, if different from the address set forth herein). The notice shall be deemed to be made when the Corporation or its successor in interest receives the letter or within three (3) days after it is sent by certified or registered mail, return receipt requested, wherever is earlier.

          (b) Such notice shall state the election to exercise the Option, the number of Option Shares in respect of which it is being exercised, and the name or names of the person or persons in whose name or names the stock certificates are to be issued. The notice shall be signed by the person or persons exercising the Option and shall include each such person's address for receipt of a certificate representing such shares. The notice shall be accompanied by a photocopy of this Agreement and payment of the full exercise price of such shares.

          (c) In the event the Option shall be exercised by any person or persons other than Participant, such notice shall be accompanied by appropriate proof, as determined by the Committee in its sole discretion, of the right of such person or persons to exercise the Option.

          (d) All shares that shall be purchased upon the exercise of the Option, as provided herein, shall be fully paid and non-assessable.

     6.   Interpretation of Agreement and Plan.

          (a) All determinations and interpretations made by the Committee,with regard to any questions arising hereunder or under the Plan, shall be binding and conclusive on Participant, and his or her successors, legal representatives and beneficiaries.

          (b) The Option is subject to:

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               (i)  All terms and conditions of the Plan, as it is now or hereafter in effect; and

               (ii) All terms and conditions of this Agreement, now in effect or hereafter amended at the sole discretion of the Committee, which conform with the terms and conditions of the Plan, as it is now or hereafter in effect.

          (c) Participant acknowledges receipt of a copy of the Plan, represents and warrants that he or she has read the Plan and agrees that the Option shall be subject to all of the terms and conditions of this Agreement and the Plan, as it is now or hereafter in effect.

     7. Binding on Successors and Assigns; Non-transferability. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation. Except to the extent permitted under the Plan, as amended from time to time, the rights of Participant under this Agreement shall not be transferable and all Options may be exercised during the lifetime of Participant only by Participant.

     8. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which constitute one and the same document.

     9. Assignment. This Agreement shall not be assignable by Participant or his executors, administrators, successors and heirs.

     10. Section Headings. The Section headings of this Agreement are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

     11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without violating the remainder of this Agreement.

     12. Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware.

     13. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

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     IN WITNESS WHEREOF, the Corporation and Participant have executed this
Stock Option Agreement as of the day and year below written.

                                    MASTERING, INC.


                                    By:   _________________________________

                                    Its:  _________________________________


PARTICIPANT:

Number of Option Shares:

Issue Date:

Option Price Per Share:

PARTICIPANT ACKNOWLEDGMENT:



_____________________

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